Exhibit 99.1

Forge Global Holdings, Inc. Reports Preliminary First Quarter Fiscal Year 2025 Results

•Total Revenues Less Transaction-Based Expenses estimated to be $24.9 million to $25.1 million, Forge’s highest revenue quarter as a public company and up from $18.3 million in the prior quarter.

•Total Marketplace Revenues Less Transaction-Based Expenses estimated to be $15.7 million to $15.8 million, up from $8.4 million in the prior quarter.

•Total Volume increases 132% to $692.5 million, up from $299 million in the prior quarter.

•Total Custodial Administration Fees Less Transaction-Based Expenses estimated to be $9.2 million to $9.3 million, down from $9.8 million in the prior quarter.

SAN FRANCISCO – April 10, 2025 – Forge Global Holdings, Inc. (“Forge”) (NYSE: FRGE), a leading provider of marketplace infrastructure, data services, and technology and investment solutions for the private market, today announced certain preliminary financial results and key business metrics for the quarter ended March 31, 2025.

“In Q1, improving market dynamics, post-election fervor that carried into the start of the year, and several large institutional block trades, are currently estimated to result in our best revenue quarter as a public company. This performance is estimated to exceed our internal forecasts,” said James Nevin, CFO of Forge. “In addition to increased market traction in the quarter, we continued to invest in our fully automated marketplace technology and in the distribution of our proprietary and industry-leading data as validated by our Yahoo Finance partnership. We’re pleased with our momentum and continued progress and look forward to sharing our full results in early May.”

Estimated marketplace revenue less transaction-based expenses of $15.7 million to $15.8 million exceeded internal forecasts. Trading volume increased 132% in the quarter over the prior quarter, jumping to $692.5 million. Net take rate in the quarter is estimated to be 2.3%, a decline from the prior quarter, attributable to mix of clients and several large block trades. Custodial revenue is estimated to be in line with internal forecasts.

Forge’s estimated net loss of ($16.2) million to ($16.7) million and Adjusted EBITDA loss of ($8.9) million to ($9.3) million reflect Forge’s estimated revenue improvement, less related variable compensation, which was partially offset by separation costs in connection with a CFO transition, higher technology costs related to the ramp up of off-shore resources, and seasonally higher costs such as payroll related taxes.

Cash and cash equivalents and short-term investments totaled $93.1 million at March 31, 2025 down from $106.2 million at December 31, 2024. In addition to cash used to fund operations, Forge pays annual bonuses in the first quarter each year, resulting in seasonally higher cash burn.

Certain Preliminary Results for the Three Months Ended March 31, 2025

These financial results contain estimates for certain of Forge’s financial results and key business metrics for the three months ended March 31, 2025. These estimates are based on preliminary unaudited information for the three months ended March 31, 2025, are not a comprehensive statement of Forge’s financial results for this period, and are subject to change pending completion of Forge’s customary financial closing procedures, final adjustments, and other developments that may arise between now and the time the review of Forge’s financial statements is completed. As such, final reported results could differ from these initial
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estimates and any differences could be material. Forge will report its complete financial results for the first quarter of 2025 in conjunction with its quarterly earnings conference call, which is currently planned to be held on May 7.

The following are Forge’s estimates for such financial results and key business metrics for the three months ended March 31, 2025:

	As of and for the three months ended March 31, 2025
	Range
(dollars in millions)	Low (estimated)	High (estimated)
Financial Results:
Revenues, less transaction-based expenses:
Marketplace	$15.7	$15.8
Custodial Administration	$9.2	$9.3
Total revenues, less transaction-based expenses	$24.9	$25.1
Net loss	$(16.7)	$(16.2)
Adjusted EBITDA	$(9.3)	$(8.9)

	As of and for the three months ended
	March 31, 2025	December 31, 2024
Key Business Metrics:
Trades	964	646
Volume	$692	$299
Net Take Rate	2.3%	2.8%
Total Custodial Accounts	2,508,388	2,376,099
Total Assets Under Custody	$17,635	$16,897
Custodial Customer Cash	$460	$483

Please refer to the section titled “Use of Non-GAAP Financial Information” and the table within this press release which contains explanations and reconciliations of Forge’s non-GAAP financial measures.

•Trades are defined as the total number of orders executed by Forge on behalf of private investors and shareholders. Increasing the number of orders is critical to increasing Forge’s revenue and, in turn, to achieving profitability.

•Volume is defined as the total sales value for all securities traded through the Forge marketplace, which is the aggregate value of the issuer company’s equity attributed to both the buyer and seller in a trade and as such a $100 trade of equity between buyer and seller would be captured as $200 volume for Forge. Although Forge typically captures a commission on each side of a trade, Forge may not in certain cases due to factors such as the use of a third-party broker by one of the parties or supply factors that would not allow Forge to attract sellers of shares of certain issuers. Volume is influenced by, among other things, the pricing and quality of Forge’s services as well as market conditions that affect private company valuations, such as increases in valuations of comparable companies at IPO.

•Net Take Rates are defined as Forge’s marketplace revenues, less markets-related transaction-based expenses, divided by Volume. These represent the percentage of fees earned by the Forge marketplace on any transactions executed from the commission Forge charged on such transactions less transaction-based expenses, which is a determining factor in Forge’s revenue. The Net Take Rate can vary based upon the service or product offering and is also affected by the average order size and transaction frequency.

•Total Custodial Accounts are defined as Forge clients’ custodial accounts that are established on Forge’s platform and billable. These relate to Forge’s Custodial Administration fees revenue stream and are an important measure of Forge’s
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business as the number of Total Custodial Accounts is an indicator of Forge’s future revenues from certain account maintenance, transaction and cash administration fees.

•Assets Under Custody is the reported value of all client holdings held under Forge’s agreements, including cash submitted to Forge by the responsible party. These assets can be held at various financial institutions, issuers and in Forge’s vault. As the custodian of the accounts, Forge collects all interest and dividends, handles all fees and transactions and any other considerations for the assets concerned. Fees are earned from the overall maintenance activities of all assets and are not charged on the basis of the dollar value of Assets Under Custody, but Forge believes that Assets Under Custody is a useful metric for assessing the relative size and scope of its business.

•Custodial Customer Cash, previously called Custodial Cash Balance, is a component of Assets Under Custody representing the value of cash held on behalf of clients held under Forge’s agreements. These assets are held at various financial institutions. Fees are earned from the administration activities performed with respect to these balances. The amount of Custodial Customer Cash is a determining factor in Forge’s revenue.

Use of Non-GAAP Financial Information

In addition to Forge’s financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), Forge presents Adjusted EBITDA, a non-GAAP financial measure. Forge uses Adjusted EBITDA to evaluate its ongoing operations and for internal planning and forecasting purposes. Forge believes that Adjusted EBITDA, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding its performance by excluding specific financial items that have less bearing on its core operating performance. Forge considers Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in its business and historical operating performance on a more consistent basis.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in Forge’s industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net loss, and not to rely on any single financial measure to evaluate Forge’s business.

Forge defines Adjusted EBITDA as net loss, adjusted to exclude: (i) interest expense, net, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, (iv) share-based compensation expense, (v) change in fair value of warrant liabilities, (vi) acquisition-related transaction costs, and (vii) other significant gains, losses, and expenses (such as impairments, transaction bonus) that Forge believes are not indicative of its ongoing results.

	Three Months Ended March 31, 2025
	Range
(in millions)	Low (estimated)	High (estimated)
Net loss attributable to Forge Global Holdings, Inc.	$(16.7)	$(16.2)
Interest income	(0.9)	(1.0)
Provision for income taxes	1.0	1.0
Depreciation and amortization	1.0	1.0
Share-based compensation expense	6.5	6.5
Change in fair value of warrant liabilities	(0.2)	(0.2)
Adjusted EBITDA	$(9.3)	$(8.9)

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Forward-Looking Statements

This press release contains “forward-looking statements,” which generally are accompanied by words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate, or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding its financial position and operating performance, as well as future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC. There may be additional risks that Forge presently does not know of or that it currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans, or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Forge

Forge (NYSE: FRGE) is a leading provider of marketplace infrastructure, data services and technology and investment solutions for the private market. Forge Securities LLC is a registered broker-dealer and a Member of FINRA that operates an alternative trading system.

Contacts

Investor Relations Contact:
Dominic Paschel
ir@forgeglobal.com

Media Contact:
Lindsay Riddell
press@forgeglobal.com

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